Exhibit 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (Files Nos. 333-26559, 33-99480, 33-90364, 333-
48169, 333-47761 and 333-63253) of our report dated  January 22, 1999 on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers, LLP





Memphis, Tennessee
March 22, 1999